Clifford L. Neuman, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

December 5, 2003

SkyLynx Communications, Inc.
500 Ringling Boulevard
Sarasota, Florida 34236

             Re:        Registration Statement on Form S-8

Sir or Madam:

       We have assisted SkyLynx Communications, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of (1) up to an aggregate of 1,240,457 shares of the common stock of the Company, par value $.0001 per share, subject to issuance by the Company under the 2002 Equity Incentive Plan and (2) 226,516 shares issuable to consultants under written compensation contracts (the "Shares").

       In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that the Shares, when issued and sold pursuant to and in a manner consistent with the terms of the Plan and written compensation contracts and upon receipt of all applicable consideration for such Shares, as applicable, will be legally issued, fully paid and nonassessable.

       We are admitted to practice in the State of Colorado, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of Colorado and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

       The undersigned hereby consents to the filing this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 and to the use of its name in the Registration Statement.
Sincerely,
CLIFFORD L. NEUMAN, P.C.
/s/ Clifford L. Neuman
By: Clifford L. Neuman

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